Exhibit 5.1
[Dreier LLP Letterhead]
June 26, 2008
Electro-Optical Sciences, Inc.
3 West Main Street
Suite 201
Irvington, New York 10533
Ladies and Gentlemen:
          We have acted as counsel to Electro-Optical Sciences, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof of the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an aggregate offering price of up to $40,000,000 of securities (the “Securities”) which may include any or all of the following: (i) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”); (ii) warrants to purchase shares of Common Stock (the “Warrants”); and (iii) units comprised of Common Stock and Warrants (the “Units”).
          In connection with this opinion letter, we have examined the Registration Statement, originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended through the date hereof (the “Certificate”), and Bylaws, as in effect on the date hereof (the “Bylaws”), of the Company, certain resolutions of the Company’s Board of Directors relating to the Registration Statement, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
          We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.
          For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:
          (a) the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Certificate, the Bylaws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;
          (b) any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”) and/or the person or persons identified in the Warrant Agreement as the holder or holders of such Warrants (each a “Warrant Holder”) and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;
          (c) any Units will be issued under one or more unit agreements (each, a “Unit Agreement” and together with Warrant Agreements, the “Agreements”) between the Company and the financial institution identified in the Unit Agreement as a unit agent (each, a “Unit Agent”) and/or the person or persons identified in the Unit Agreement as the holder or holders of such Units (each a “Unit Holder”) and the execution, delivery and performance of the applicable Unit Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

          (d) to the extent that the obligations of the Company under any Agreements may depend upon such matters, each of the parties thereto other than the Company, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by such Agreement; that such Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such Agreement, with all applicable laws and regulations; and that such party has the requisite organizational and legal power and authority to perform its obligations under such Agreement;
          (e) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;
          (f) a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;
          (g) all Securities will be issued and sold in compliance with applicable federal and state securities laws; and
          (h) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
          1. Upon due authorization by Corporate Action of the issuance and sale of shares of the Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of the Common Stock) in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.
          2. When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company, the Warrant Agent named in such Warrant Agreement and such Warrants and/or the Warrant Holder named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and/or Warrant Holder and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid, binding and enforceable obligations of the Company.
          3. When a Unit Agreement providing for the specific terms of a particular issuance of Units has been duly authorized by Corporate Action and has been duly executed and delivered by the Company, the Unit Agent named in such Unit Agreement and such Units and/or the Unit Holder named in such Unit Agreement and such Units, conforming to the requirements of such Unit Agreement, have been duly countersigned or authenticated, as required, by such Unit Agent and/or Unit Holder and duly executed and delivered by the Company against payment for such Units in accordance with the terms and provisions of such Unit Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Units will be valid, binding and enforceable obligations of the Company.

          The opinions set forth above as to enforceability may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; or (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.
          Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. We express no opinions as to any other laws, statutes, rules or regulations.
          We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters.” In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.
Very truly yours,
/s/ Dreier LLP